Exhibit 99.1

RADIANT LOGISTICS ANNOUNCES RESULTS FOR

THE SECOND fiscal quarter ENDED December 31, 2021

Continues trend with another quarter of record results for the second quarter ended December 31, 2021;

progresses acquisition and stock buy-back initiatives

RENTON, WA February 14, 2022 – Radiant Logistics, Inc. (NYSE American: RLGT), a third-party logistics and multimodal transportation services company, today reported financial results for the three and six months ended December 31, 2021.

Financial Highlights – Three Months Ended December 31, 2021

•
Revenues increased to $332.8 million for the second fiscal quarter ended December 31, 2021, up $114.0 million or 52.1%, compared to revenues of $218.8 million for the comparable prior year period.
•
Net revenues, a non-GAAP financial measure, increased to $71.6 million for the second fiscal quarter ended December 31, 2021, up $16.3 million or 29.5%, compared to net revenues of $55.3 million for the comparable prior year period.
•
Net income attributable to Radiant Logistics, Inc. increased to $6.9 million, or $0.14 per basic and fully diluted share, up $3.1 million or 81.6% compared to $3.8 million, or $0.08 per basic and $0.07 per fully diluted share for the comparable prior year period.
•
Adjusted net income, a non-GAAP financial measure, increased to $12.3 million, or $0.25 per basic and $0.24 per fully diluted share for the second fiscal quarter ended December 31, 2021, up $3.7 million or 43.0%, compared to adjusted net income of $8.6 million, or $0.17 per basic and fully diluted share for the comparable prior year period. Adjusted net income is calculated by applying a normalized tax rate of 24.5% and excluding other items not considered part of regular operating activities.
•
Adjusted EBITDA, a non-GAAP financial measure, increased to $17.3 million for the second fiscal quarter ended December 31, 2021, up $4.8 million or 38.4%, compared to adjusted EBITDA of $12.5 million for the comparable prior year period.
•
Adjusted EBITDA margin (Adjusted EBITDA expressed as a percentage of net revenues), a non-GAAP financial measure, increased to 24.1% for the second fiscal quarter ended December 31, 2021, up 140 basis points , compared to Adjusted EBITDA margin of 22.7% for the comparable prior year period.

Acquisition Update

On December 6, 2021, the Company announced that it acquired Navegate, Inc. (“Navegate”), a Minnesota based, privately held company with offices that combines its robust digital platform and team’s expertise to manage international, cross border, and domestic freight from purchase order to final delivery. The transaction is valued at $35.0 million, subject to certain hold-back provisions and working capital adjustments as of the closing date. Based on historic financial statements provided by its management, Navegate generated approximately $6.7 million in adjusted EBITDA on approximately $87.5 million in revenues for the twelve months ended September 30, 2021.

Stock Buy-back

The Company purchased 870,733 shares of its common stock at an average cost of $7.18 per share for an aggregate cost of $6.3 million during the six months ended December 31, 2021. As of February 1, 2022, the Company had 49,443,305 shares outstanding.

CEO Bohn Crain Comments on Results

"We are very pleased to continue our trend and report another quarter of record financial results for the December quarter,” said Bohn Crain, Founder and CEO of Radiant Logistics. “We posted record revenues of $332.8 million, up $114.0 million or 52.1%; record net revenues of $71.6 million, up $16.3 million or 29.5%; record net income attributable to Radiant Logistics, Inc. of $6.9 million, up $3.1 million or 81.6%; record adjusted net income of $12.3 million, up $3.7 million or 43.0%, and record adjusted EBITDA of $17.3 million, up $4.8 million or 38.4%. In addition, we also saw improvement in our adjusted EBITDA margin, which increased 140 basis points to a record 24.1% up from 22.7% for the comparable prior year period. These results reflect the benefit of our scalable non-asset based business model, diversity of our service offerings, and our ability to quickly respond to changing market dynamics and support our customers in this capacity constrained market. In addition, we delivered these record results while working through the challenges presented by our previous disclosed ransomware event that occurred on December 8th. Also note that these record results reflect only a one-month contribution from Navegate given the fact that we did not complete that transaction until November 30.

With offices in Mendota Heights, Minnesota (Twin Cities), Addison, Illinois (Chicago) and Shanghai, China, the Navegate platform itself represents an exciting new opportunity for the Radiant network and the end customers that we serve. In addition to solidifying our presence in Shanghai, Navegate also strengthens our international services offering, particularly in the areas of customs brokerage, ocean forwarding and drayage services and brings with it a proprietary technology platform to facilitate global trade management. These new global trade management capabilities will be made available to the entire Radiant network to provide our customers with purchase order and vendor management tools that unlock SKU-level visibility from the manufacturing floor in Asia through final delivery here in the U.S. With both the enhanced service offerings and propriety global trade management technology, we believe we will further differentiate ourselves in the marketplace and be even better positioned to provide additional support for both current and prospective customers.”

Mr. Crain continued, “In addition to progress on the acquisition front, we also continued to put capital to work in our stock buy-back program and have now purchased $6.3 million in stock through the six months ended December 31, 2021. As we have previously discussed, we believe that our current share price does not accurately reflect Radiant’s intrinsic value or long-term growth prospects, and we expect to continue to deploy our capital through a combination of strategic acquisitions and our stock buy-back.

It is worth pointing out that the record results we have delivered over each of these last several quarters have been fueled almost exclusively by organic growth. Looking forward, we remain optimistic about our prospects and opportunities to continue to leverage our best-in-class technology, robust North American footprint and extensive global network of service partners to continue to build on the great platform we have built here at Radiant. At the same time, we have begun to thoughtfully re-lever our balance sheet and through a combination of strategic acquisition and stock buy-backs we believe we are creating meaningful intrinsic value for shareholders that has yet to be recognized in our stock price.”

Second Fiscal Quarter Ended December 31, 2021 – Financial Results

For the three months ended December 31, 2021, Radiant reported net income attributable to Radiant Logistics, Inc. of $6.9 million on $332.8 million of revenues, or $0.14 per basic and fully diluted share . For the three months ended December 31, 2020, Radiant reported net income attributable to Radiant Logistics, Inc. of $3.8 million on $218.8 million of revenues, or $0.08 per basic and $0.07 per fully diluted share .

For the three months ended December 31, 2021, Radiant reported adjusted net income, a non-GAAP financial measure, of $12.3 million, or $0.25 per basic and $0.24 per fully diluted share . For the three months ended December 31, 2020, Radiant reported adjusted net income of $8.6 million, or $0.17 per basic and fully diluted share .

For the three months ended December 31, 2021, Radiant reported Adjusted EBITDA, a non-GAAP financial measure, of $17.3 million, compared to $12.5 million for the comparable prior year period.

Six Months Ended December 31, 2021 – Financial Results

For the six months ended December 31, 2021, Radiant reported net income attributable to Radiant Logistics, Inc. of $14.0 million on $618.9 million of revenues, or $0.28 per basic and fully diluted share. For the six months ended December 31, 2020, Radiant reported net income attributable to Radiant Logistics, Inc. of $6.9 million on $394.7million of revenues, or $0.14 per basic and fully diluted share.

For the six months ended December 31, 2021, Radiant reported adjusted net income, a non-GAAP financial measure, of $22.9 million, or $0.46 per basic and $0.45 per fully diluted share. For the six months ended December 31, 2020, Radiant reported adjusted net income of $15.2 million, or $0.31 per basic and $0.30 per fully diluted share.

For the six months ended December 31, 2021, Radiant reported Adjusted EBITDA, a non-GAAP financial measure, of $31.8 million, compared to $21.8 million for the comparable prior year period.

Earnings Call and Webcast Access Information

Radiant Logistics, Inc. will host a conference call on Monday, February 14, 2022 at 4:30 PM Eastern to discuss the contents of this release. The conference call is open to all interested parties, including individual investors and press. Bohn Crain, Founder and CEO will host the call.

Conference Call Details

DATE/TIME:	Monday, February 14, 2022 at 4:30 PM Eastern
DIAL-IN	US (888) 506-0062; Intl. (973) 528-0011, Access Code: 124371
REPLAY	February 15, 2022 at 9:30 AM Eastern to February 28, 2022 at 4:30 PM Eastern, US (877) 481-4010; Intl. (919) 882-2331 (Replay ID number: 44594)

Webcast Details

This call is also being webcast and may be accessed via Radiant’s web site at www.radiantdelivers.com or at https://www.webcaster4.com/Webcast/Page/2191/44594.

About Radiant Logistics (NYSE American: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) is a third-party logistics and multimodal transportation services company delivering advanced supply chain solutions through a network of company-owned and strategic operating partner locations across North America. Through its comprehensive service offering, Radiant provides domestic and international freight forwarding services, truck and rail brokerage services and other value-added supply chain management services, including customs brokerage, order fulfillment, inventory management and warehousing to a diversified account base including manufacturers, distributors and retailers using a network of independent carriers and international agents positioned strategically around the world.

This announcement contains “forward-looking statements” within the meaning set forth in United States securities laws and regulations – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business, financial performance and financial condition, and often contain words such as “anticipate,” “believe,” “estimates,” “expect,” “future,” “intend,” “may,” “plan,” “see,” “seek,” “strategy,” or “will” or the negative thereof or any variation thereon or similar terminology or expressions. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. We have developed our forward-looking statements based on management’s beliefs and assumptions, which in turn rely upon information available to them at the time such statements were made. Such forward-looking statements reflect our current perspectives on our business, future performance, existing trends and information as of the date of this announcement. These include, but are not limited to, our beliefs about future revenue and expense levels, growth rates, prospects related to our strategic initiatives and business strategies, along with express or implied assumptions about, among other things: our continued relationships with our strategic operating partners; the performance of our historic business, as well as the businesses we have recently acquired, at levels consistent with recent trends and reflective of the synergies we believe will be available to us as a result of such acquisitions; our ability to successfully integrate our recently acquired businesses; our ability to locate suitable acquisition opportunities and secure the financing necessary to complete such acquisitions; transportation costs remaining in-line with recent levels and expected trends; our ability to mitigate, to the best extent possible, our dependence on current management and certain of our larger strategic operating partners; our compliance with financial and other covenants under our indebtedness; the absence of any adverse laws or governmental regulations affecting the transportation industry in general, and our operations in particular; the impact of COVID-19 on our operations and financial results; and such other factors that may be identified from time to time in our Securities and Exchange Commission (“SEC”) filings and other public announcements, including those set forth under the caption “Risk Factors” in our Form 10-K for the year ended June 30, 2021 and Form 10-Q for the quarter ended December 31, 2021. In addition, the global economic climate and additional or unforeseen effects from the COVID-19 pandemic amplify many of these risks. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Readers are cautioned not to place undue reliance on our forward-looking statements, as they speak only as of the date made. We disclaim any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact: Radiant Logistics, Inc. Todd Macomber (425) 943-4541 tmacomber@radiantdelivers.com	Media Contact: Radiant Logistics, Inc. Jennifer Deenihan (425) 462-1094 jdeenihan@radiantdelivers.com

RADIANT LOGISTICS, INC.

Condensed Consolidated Balance Sheets

	December 31,	June 30,
(In thousands, except share and per share data)	2021	2021
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$17,195	$13,696
Accounts receivable, net of allowance of $2,051 and $1,489, respectively	158,950	117,349
Contract assets	73,268	27,753
Prepaid expenses and other current assets	35,354	17,512
Total current assets	284,767	176,310

Property, technology, and equipment, net	26,145	24,151

Goodwill	85,925	72,582
Intangible assets, net	53,832	41,404
Operating lease right-of-use assets	35,955	39,022
Deposits and other assets	3,316	3,124
Long-term restricted cash	635	648
Total other long-term assets	179,663	156,780
Total assets	$490,575	$357,241

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$136,309	$87,941
Operating partner commissions payable	19,395	13,779
Accrued expenses	10,588	6,801
Income tax payable	1,411	2,713
Current portion of notes payable	4,508	4,446
Current portion of operating lease liability	7,326	6,989
Current portion of finance lease liability	676	743
Current portion of contingent consideration	2,600	2,600
Other current liabilities	1,200	345
Total current liabilities	184,013	126,357

Notes payable, net of current portion	92,091	24,000
Operating lease liability, net of current portion	32,496	34,899
Finance lease liability, net of current portion	1,497	1,809
Contingent consideration, net of current portion	2,618	4,663
Deferred income taxes	8,528	4,021
Other long-term liabilities	39	89
Total long-term liabilities	137,269	69,481
Total liabilities	321,282	195,838

Equity:
Common stock, $0.001 par value, 100,000,000 shares authorized; 51,171,531 and 50,832,205 shares issued, and 49,398,982 and 49,930,389 shares outstanding, respectively	33	32
Additional paid-in capital	105,256	104,228
Treasury stock, at cost, 1,772,549 and 901,816 shares, respectively	(10,914)	(4,658)
Retained earnings	74,394	60,367
Accumulated other comprehensive income	219	1,141
Total Radiant Logistics, Inc. stockholders’ equity	168,988	161,110
Non-controlling interest	305	293
Total equity	169,293	161,403
Total liabilities and equity	$490,575	$357,241

RADIANT LOGISTICS, INC.

Condensed Consolidated Statements of Comprehensive Income

	Three Months Ended December 31,		Six Months Ended December 31,
(In thousands, except share and per share data)	2021	2020	2021	2020
Revenues	$332,768	$218,805	$618,884	$394,682

Operating expenses:
Cost of transportation and other services	261,179	163,504	482,411	293,416
Operating partner commissions	31,049	24,036	59,514	42,625
Personnel costs	16,688	13,735	32,304	26,512
Selling, general and administrative expenses	8,352	5,568	15,143	11,224
Depreciation and amortization	4,447	4,085	8,702	8,243
Change in fair value of contingent consideration	455	1,850	455	1,850
Total operating expenses	322,170	212,778	598,529	383,870

Income from operations	10,598	6,027	20,355	10,812

Other income (expense):
Interest income	4	3	6	12
Interest expense	(749)	(728)	(1,357)	(1,308)
Foreign currency transaction gain (loss)	104	(193)	375	(172)
Change in fair value of interest rate swap contracts	(378)	(110)	(424)	(130)
Other	91	291	108	382
Total other expense	(928)	(737)	(1,292)	(1,216)

Income before income taxes	9,670	5,290	19,063	9,596

Income tax expense	(2,646)	(1,402)	(4,874)	(2,479)

Net income	7,024	3,888	14,189	7,117
Less: net income attributable to non-controlling interest	(76)	(76)	(162)	(217)

Net income attributable to Radiant Logistics, Inc.	$6,948	$3,812	$14,027	$6,900

Other comprehensive income (loss):
Foreign currency translation gain (loss)	117	1,602	(922)	(394)
Comprehensive income	$7,141	$5,490	$13,267	$6,723

Income per share:
Basic	$0.14	$0.08	$0.28	$0.14
Diluted	$0.14	$0.07	$0.28	$0.14

Weighted average common shares outstanding:
Basic	49,657,547	49,815,191	49,789,304	49,696,891
Diluted	50,775,714	51,115,524	50,946,096	51,020,456

Reconciliation of Non-GAAP Measures

RADIANT LOGISTICS, INC.

Reconciliation of Total Revenues to Net Revenues, Net Income Attributable to Radiant Logistics, Inc.
to Adjusted Net Income, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin

(unaudited)

As used in this report, Net Revenues, Adjusted Net Income, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Net Revenues, Adjusted Net Income, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For Adjusted Net Income, management uses a 24.5% tax rate to calculate the provision for income taxes to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with different effective tax rates. In addition, in arriving at Adjusted Net Income, the Company adjusts for certain non-cash charges and significant items that are not part of regular operating activities. These adjustments include income taxes, depreciation and amortization, change in fair value of contingent consideration, transition costs, lease termination costs, acquisition related costs, litigation costs, amortization of debt issuance costs, change in fair value of interest rate swap contracts, and gain on forgiveness of debt.

We commonly refer to the term “net revenues” when commenting about our Company and the results of operations. Net revenues are a Non-GAAP measure calculated as revenues less directly related operations and expenses attributed to the Company’s services. We believe net revenues are a better measurement than are total revenues when analyzing and discussing the effectiveness of our business and is used as a portion of a key metric the Company uses to discuss its progress.

EBITDA is a non-GAAP measure of income and does not include the effects of interest, taxes, and the “non-cash” effects of depreciation and amortization on long-term assets. Companies have some discretion as to which elements of depreciation and amortization are excluded in the EBITDA calculation. We exclude all depreciation charges related to property, technology and equipment, and all amortization charges (including amortization of leasehold improvements). We then further adjust EBITDA to exclude changes in fair value of contingent consideration, expenses specifically attributable to acquisitions, transition and lease termination costs, foreign currency transaction gains and losses, extraordinary items, share-based compensation expense, litigation expenses unrelated to our core operations, gain on forgiveness of debt, and other non-cash charges. While management considers EBITDA, and adjusted EBITDA useful in analyzing our results, it is not intended to replace any presentation included in our consolidated financial statements.

We believe that these non-GAAP financial measures, as presented, represent a useful method of assessing the performance of our operating activities, as they reflect our earnings trends without the impact of certain non-cash charges and other non-recurring charges. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations to allow a comparison to other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. However, these non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. Net Revenues, Adjusted Net Income, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin should not be considered in isolation or as a substitute for any of the consolidated statements of comprehensive income prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity.

(In thousands)	Three Months Ended December 31,		Six Months Ended December 31,
Net Revenues (Non-GAAP measure)	2021	2020	2021	2020
Total revenues	$332,768	$218,805	$618,884	$394,682
Cost of transportation and other services	261,179	163,504	482,411	293,416

Net revenues	$71,589	$55,301	$136,473	$101,266
Net margin	21.5%	25.3%	22.1%	25.7%

(In thousands)	Three Months Ended December 31,		Six Months Ended December 31,
Reconciliation of GAAP net income to adjusted EBITDA	2021	2020	2021	2020
Net income attributable to Radiant Logistics, Inc.	$6,948	$3,812	$14,027	$6,900
Income tax expense	2,646	1,402	4,874	2,479
Depreciation and amortization	4,447	4,085	8,702	8,243
Net interest expense	745	725	1,351	1,296

EBITDA	14,786	10,024	28,954	18,918

Share-based compensation	422	327	772	471
Change in fair value of contingent consideration	455	1,850	455	1,850
Acquisition related costs	396	1	496	35
Ransomware incident related costs, net	751	—	751	—
Litigation costs	167	26	321	177
Change in fair value of interest rate swap contracts	378	110	424	130
Foreign currency transaction loss (gain)	(104)	193	(375)	172

Adjusted EBITDA	$17,251	$12,531	$31,798	$21,753
Adjusted EBITDA margin (Adjusted EBITDA as a % of Net Revenues)	24.1%	22.7%	23.3%	21.5%

(In thousands, except share and per share data)	Three Months Ended December 31,		Six Months Ended December 31,
Reconciliation of GAAP net income to adjusted net income	2021	2020	2021	2020
GAAP net income attributable to Radiant Logistics, Inc.	$6,948	$3,812	$14,027	$6,900
Adjustments to net income:
Income tax expense	2,646	1,402	4,874	2,479
Depreciation and amortization	4,447	4,085	8,702	8,243
Change in fair value of contingent consideration	455	1,850	455	1,850
Acquisition related costs	396	1	496	35
Ransomware incident related costs, net	751	—	751	—
Litigation costs	167	26	321	177
Change in fair value of interest rate swap contracts	378	110	424	130
Amortization of debt issuance costs	126	160	253	264

Adjusted net income before income taxes	16,314	11,446	30,303	20,078

Provision for income taxes at 24.5%	(3,997)	(2,804)	(7,424)	(4,919)

Adjusted net income	$12,317	$8,642	$22,879	$15,159

Adjusted net income per common share:
Basic	$0.25	$0.17	$0.46	$0.31
Diluted	$0.24	$0.17	$0.45	$0.30

Weighted average common shares outstanding:
Basic	49,657,547	49,815,191	49,789,304	49,696,891
Diluted	50,775,714	51,115,524	50,946,096	51,020,456